EXHIBIT 99.2

800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

NW Bio Statement Regarding Appointments

BETHESDA, MD, December 8, 2015 – Northwest Biotherapeutics (NASDAQ: NWBO) (“NW Bio”), a U.S. biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, responded today to shareholder questions about appointments relating to the Company’s Board, and an independent investigation of recent allegations in an anonymous internet report and a derivative lawsuit which cites the anonymous internet report.

With respect to the Board, the Company agrees with the view Neil Woodford has expressed that an additional independent board member with financial expertise can help build and advance the Company at its current stage of development. The Company has expanded the financial personnel and clinical personnel on its management team this year, and expanding the Board as well makes sense.

The Company appreciates Mr. Woodford suggesting Elliott Leary as a potential board candidate. The Board greatly enjoyed getting acquainted with Mr. Leary personally, and thanks Mr. Leary for the time he spent meeting with NW Bio’s Board members. After such meetings and further deliberations, the Board came to the conclusion that it was not a fit for Mr. Leary to join NW Bio’s Board for a number of reasons.

These reasons include the Board’s understanding that Mr. Leary has never served on any board, has no biotech experience and no pharma experience other than certain government investigations, has no experience working with companies subjected to stock manipulation, has no experience interacting with investors or helping with corporate fundraising, has not worked with companies on developing business plans or strategies, has never been asked to go on the board of any other company where he has conducted investigations, and does not anticipate playing an ongoing role on NW Bio’s board after the investigation is completed and indicated he would probably resign at that time.

The Company emphasizes that it respects Mr. Leary’s professional experiences and expertise, and greatly appreciated Mr. Leary’s willingness to talk with NW Bio’s Board on several occasions.

The Company is in advanced discussions with several other high caliber potential candidates for the new independent Director position, and expects to complete the appointment process soon. The Company is pursuing candidates with expertise to help build and advance the Company (such as corporate governance, finance and business strategy, fundraising and interaction with institutional investors, the biotech or pharma sector, corporate partnering, governmental and regulatory affairs, and/or professional experiences with bear raids and/or stock manipulation), and who are interested in remaining long term, conflict free members of the Board.

Mr. Charles Price has been engaged to be available as a resource for the independent investigation, and to help seek action by the authorities in regard to manipulation of the Company’s stock. Mr. Price is a highly decorated, nationally recognized former FBI Special Agent and certified public accountant (CPA) who retired from the FBI approximately a year ago after a 28-year career with the Bureau, and is now a Managing Director with MorganFranklin Consulting, LLC where he is a leader in their Corporate Investigations and Dispute Solutions practice. Mr. Price received the FBI Director’s Award for Excellence in HUMINT (human intelligence), the Bureau’s highest award, in 2011, and received more than a dozen Outstanding Public Service Awards from US Attorney’s offices, as well as numerous commendations and awards from the FBI for excellence in investigation. Prior to joining the FBI, Mr. Price worked as a CPA at Arthur Andersen & Co. performing financial statement audits in the financial services industry.

In regard to the Freeh Group, the Company also appreciates Neil Woodford suggesting this candidate firm for the conduct of the investigation. However, the Company agrees with Mr. Woodford that the investigation needs to be entirely independent, and be conducted by parties and their personnel who are also entirely independent.

Following review, NW Bio’s Board came to the conclusion that the Freeh Group would not be a fit for the Company’s investigation because, based on interviews and other information, the Board’s understanding is that the Freeh Group is not fully independent. The Board’s understanding is that the Freeh Group is an affiliate of the Pepper Hamilton law firm, and there have been and are various connections and involvement of these entities and their personnel with companies who are competitors of NW Bio or adverse to NW Bio. In addition, the Board’s understanding is that the Freeh Group is on a broader retainer with Mr. Woodford including matters other than this NW Bio investigation.

The Company respects the Freeh Group and its team. The Company’s Board simply believes that there needs to be more complete independence in the party leading the investigation.

In regard to consulting arrangements, NW Bio has ceased working with Ondra Partners for several reasons. As part of the recent $30 million financing, NW Bio was required to engage Ondra (with fees starting at $150,000 per month) and NW Bio did so. The engagement agreement included confidentiality provisions and requirements. The first stage of working with Ondra involved numerous requests by Ondra for all of NW Bio’s internal business information, including confidential business plans, strategies, un-redacted contracts, costs and pricing information, financial models and other information. It also involved a full day of briefings to several Ondra partners in NW Bio’s offices about this confidential information, with extensive notes taken by the Ondra personnel.

NW Bio subsequently discovered that one of the Ondra partners who participated in the full day briefing in NW Bio’s offices, taking extensive notes, and who pressed repeatedly for NW Bio’s confidential business documents and information, is a Director on the Board of an Israeli company against which NW Bio’s contract manufacturer has been in very intensive litigation in US Federal court for several years, for alleged extensive misappropriation of intellectual property of the manufacturer and its clients, including NW Bio. There was never any disclosure of this conflict of interest by Ondra Partners. NW Bio ceased all communications with Ondra Partners.

Following Neil Woodford’s filing of Form 13D on November 24, Ondra Partners also notified NW Bio that it was terminating the engagement to avoid potential conflict of interest. NW Bio is actively seeking the return of all of its sensitive confidential business information, including the extensive notes taken by Ondra personnel in the day-long briefing session and all documents or derivative information produced in Ondra based on or containing NW Bio information. All of these documents and information are required to be returned to NW Bio under the confidentiality provisions of the engagement agreement.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing personalized immunotherapy products designed to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax dendritic cell-based vaccines.  The Company’s lead program is a 348-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM), which is on a partial clinical hold in regard to new screening of patients. GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all types of inoperable solid tumors cancers.  It has completed enrollment in the Phase I portion of the trial.  The Company previously conducted a Phase I/II trial with DCVax-L for metastatic ovarian cancer together with the University of Pennsylvania.  The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer.  In Germany, the Company has received approval of a 5-year Hospital Exemption for the treatment of all gliomas (primary brain cancers) outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ongoing ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing and expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACT

Les Goldman

202-841-7909   lgoldman@nwbio.com